Exhibit 99.2

Common Stock

CNLBANCSHARES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder hereby appoints Lee E. Hanna and Chirag J. Bhavsar, and each of them with full power of substitution, my true and lawful attorneys and proxies to represent the undersigned and to vote, as designated below, all the shares of common stock of CNLBancshares, Inc. (the “Company”) which the undersigned would be entitled to vote at the Special Meeting of shareholders of the Company to be held at                     , local time, on                     2015 at                     , Orlando, Florida                     , and at any adjournments thereof, on all matters coming before said meeting.

1. To approve the Agreement and Plan of Merger, dated as of May 26, 2015, among Valley National Bancorp and the Company pursuant to which the Company will merge with and into Valley National Bancorp, as described in the accompanying Proxy Statement.

For                     Against                     Abstain

2. To approve a proposal to authorize the Board of Directors to adjourn or postpone the Special Meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of approval of the Agreement and Plan of Merger or to vote on other matters properly before such Special Meeting, as described in the accompanying Proxy Statement.

For                     Against                     Abstain

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Agreement and Plan of Merger dated as of May 26, 2015 and the adjournment proposal. In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the Special Meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ABOVE PROPOSALS.

PLEASE MARK, SIGN BELOW, DATE AND RETURN ON OR BEFORE                     , 2015 IN THE ENVELOPE FURNISHED

(Signature of Shareholder)

(Print Name of Shareholder)

Shares of common stock owned:

Date: , 2015

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When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign partnership name by an authorized person.